SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

DREW INDUSTRIES INCORPORATED

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2005, effective as of January 1, 2005, Registrant entered into an Amended and Restated Employment Agreement with David L. Webster, Chairman, President and Chief Executive Officer of Kinro, Inc., Registrant’s subsidiary (“Kinro”). Mr. Webster also serves as a director of Registrant.

The Agreement renews and extends until December 31, 2007 Mr. Webster’s previous agreement which expired on December 31, 2004. After the initial term and each renewal term, the agreement automatically renews for additional one-year terms unless terminated by either party on 120 days notice.

Pursuant to the Agreement, Mr. Webster receives base salary of $400,000. In addition, pursuant to the Drew Industries Incorporated 2002 Equity Award and Incentive Plan, Mr. Webster receives performance-based incentive compensation equal to 5% of the amount by which the operating profit of Kinro exceeds $7,522,000. Mr. Webster also receives medical, dental, long-term care, disability and life insurance, an automobile together with related expenses, a company contribution to a 401(K) plan, and a discretionary retirement bonus payment to provide retirement income.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amended and Restated Employment Agreement between Registrant and David L. Webster.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Fredric M. Zinn Fredric M. Zinn Executive Vice President and Chief Financial Officer

Dated: February 22, 2005

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